Exhibit 99.1
Corel Corporation Reports Preliminary
First Quarter 2007 Financial Results
Company delays filing of quarterly results to
complete allocations related to InterVideo acquisition
Ottawa, Canada — April 12, 2007 — Corel Corporation (NASDAQ:CREL; TSX:CRE) today reported preliminary financial results for its first quarter ended February 28, 2007. Revenues in the first quarter of fiscal 2007 are expected to be at the high end of guidance and earnings are expected to be above guidance. On January 18, 2007, the Company provided guidance for the first quarter of 2007 of revenue in the range of $51 million to $53 million, GAAP EPS of $(0.70) to $(0.78) per share and non-GAAP EPS of $(0.04) to 0.04 per share. These financial results were prepared by management of the Company and are unaudited. The Company also reaffirmed its previous guidance for the full 2007 fiscal year.
The Company also announced today that it intends to delay the filing of its Quarterly Report on Form 10-Q until no later than April 20, 2007. The Company intends to delay its filing of quarterly results to complete the accounting of its acquisition of InterVideo on December 12, 2006, specifically regarding the allocation of the purchase price related to the acquisition. As a result of this delay, the Company has postponed its results conference call, originally scheduled for today at 4:30 p.m. eastern time. The Company will announce a new time for the first quarter earnings conference call shortly.
“Corel had a very solid quarter during which we completed the acquisition of InterVideo,” said David Dobson, CEO of Corel Corporation. “We do not expect the review of the purchase price allocation to impact our quarterly results or our forward guidance. We are looking forward to completing this process and discussing our final results with shareholders.”
The Company intends to satisfy the alternate information disclosure requirements under applicable policies of the Canadian securities regulatory authorities until it has completed its required quarterly filings.

Forward-Looking Statements:
This news release includes forward-looking statements that are based on certain assumptions and reflect our current expectations. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements to differ materially from any future results, performance, or achievements discussed or implied by such forward-looking statements. Such risks include competitive threats from well-established software companies that have significantly greater market share and resources than us, new entrants that benefit from industry trends, such as the increasing importance of Internet distribution and open source software, and from online services companies that are increasingly seeking to provide software products at little or no incremental cost to their customers to expand their Internet presence and build consumer loyalty. We rely on a small number of key strategic relationships for a significant percentage of our revenue and these relationships can be modified or terminated at any time. In addition, our core products have been marketed for many years and the packaged software market in North America and Europe is relatively mature and characterized by modest growth. Accordingly, we must successfully complete acquisitions, penetrate new markets or increase penetration of our installed base to achieve revenue growth. In addition, we face risks related to the acquisition of InterVideo, Inc., including the risk that disruption from the transaction may make it more difficult to maintain relationships with customers, employees, or suppliers. We face potential claims from third parties who may hold patent and other intellectual property rights which purport to cover various aspects of our products and from certain of our customers who may be entitled to indemnification from us in respect of potential claims they may receive from third parties related to their use or distribution of our products. These and other risks, uncertainties and other important factors are described in Corel’s Prospectus dated April 25, 2006, filed with the Securities and Exchange Commission (The SEC) pursuant to Rule 462(b) of the rules and regulations under the Securities Act of 1933 and Corel’s other filings with the SEC including Corel’s form 10-Q for the quarter ended August 31, 2006 under the caption “Risk Factors” and elsewhere. A copy of the Corel Prospectus and such other filings can be obtained on Corel’s website or on the SEC’s website a http://www.sec.gov. http://www.sec.gov./ Certain of such risks are also included in Corel’s Canadian supplemented PREP prospectus dated April 25, 2006 available at http://www.sedar.com. In addition, these and other risks can be found in InterVideo’s previous reports filed with the SEC under the caption “Risk Factors” and elsewhere, including InterVideo’s 10-Q for the quarter ended September 30, 2006, which can be found on InterVideo’s website or on the SEC’s website at http://www.sec.gov. Forward-looking statements speak only as of the date of the document in which they are made. We disclaim any obligation or undertaking to provide any updates or revisions to any forward-looking statement to reflect any change in our expectations or any change in events, conditions or circumstances on which the forward-looking statement is based.
Financial Presentation and Use of Non-GAAP Measures:
Our financial statements have been prepared in accordance with U.S. generally accepted accounting principles, or GAAP, which differ in certain material respects from Canadian generally accepted accounting principles. In addition, our financial statements and information in this release are presented in U.S. Dollars, unless otherwise indicated.

This news release includes certain non-GAAP financial measures, such as adjusted net income and adjusted EBITDA. We use these non-GAAP financial measures to confirm our compliance with covenants contained in our debt facilities, as supplemental indicators of our operating performance and to assist in evaluation of our liquidity. These measures do not have any standardized meanings prescribed by GAAP and therefore are not comparable to the calculation of similar measures used by other companies, and should not be viewed as alternatives to measures of financial performance or changes in cash flows calculated in accordance with GAAP. Reconciliations of these non-GAAP financial measures to the closes GAAP measures are set out in the notes to the financial statements attached to this news release.
About Corel Corporation
Corel is a leading developer of graphics, productivity and digital media software with more than 100 million users worldwide. The Company’s product portfolio includes some of the world’s most popular and widely recognized software brands including CorelDRAW® Graphics Suite, Corel® PaintShop Pro®, Corel® Painter™, Corel DESIGNER®, Corel® WordPerfect® Office, WinZip® and iGrafx®. In 2006, Corel acquired InterVideo, makers of WinDVD® , and Ulead, a leading developer of video, imaging and DVD authoring software. Designed to help people become more productive and express their creative potential, Corel’s software strives to set a higher standard for value with full_featured products that are easier to learn and use. The industry has responded with hundreds of awards recognizing Corel’s leadership in software innovation, design and value.
Corel’s products are sold in more than 75 countries through a well-established network of international resellers, retailers, original equipment manufacturers, online providers and Corel’s global websites. The Company’s headquarters are located in Ottawa, Canada with major offices in the United States, United Kingdom, Germany, China and Japan. Corel’s stock is traded on the NASDAQ under the symbol CREL and on the TSX under the symbol CRE.

© 2007 Corel Corporation. All rights reserved. Corel, CorelDRAW, Paint Shop Pro, Snapfire, Painter, Corel DESIGNER, WordPerfect, WinZip, iGrafx, the Corel logo, InterVideo, Ulead, WinDVD and WinDVD Creator are trademarks or registered trademarks of Corel Corporation and/or its subsidiaries. All other trademarks are the property of their respective holders.
CRELF

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